Exhibit 3.6

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

KAISER ALUMINUM CHILE, INC.

We, the undersigned, being all of the directors of Kaiser Aluminum Chile, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the first paragraph of the Certificate of Incorporation be and it hereby is amended in its entirety as follows:

1. The name of the corporation is Kaiser Aluminum Mill Products Inc.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 28th day of October, 1992.

/s/ Lisa S. Blaha
Lisa S. Blaha

/s/ Byron L. Wade
Byron L. Wade

CERTIFICATE OF INCORPORATION

OF

KAISER ALUMINUM CHILE, INC.

1. The name of the corporation is:

Kaiser Aluminum Chile, Inc.

2. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be without par value.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

John A. Moore

Kaiser Center

300 Lakeside Drive

Oakland CA 94643

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this tenth day of May, 1991.

/s/ John A. Moore
John A. Moore